EXHIBIT 10.2

SECOND AMENDMENT TO

SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT (this "Second Amendment") is made as of December 23, 2013, by and between RED DOOR HOUSING LLC, a Texas limited liability company and WFI FUNDING, INC., a Texas corporation d/b/a RED DOOR FUNDING (collectively, “Seller”), and REVEN HOUSING TEXAS, LLC, a Delaware limited liability company (“Buyer”) with reference to the following recitals:

RECITALS

A. Seller and Assignor entered into that certain Single Family Homes Real Estate Purchase and Sale Agreement, dated as of October 4, 2013 ("Original Agreement"), as amended by that certain First Amendment to Single Family Homes Real Estate Purchase Agreement (“First Amendment,” and collectively with the Original Agreement, the “Agreement”), pursuant to which Seller agreed to sell and Assignor agreed to purchase from Seller, that certain group of One Hundred Seventy (170) single family homes, in the City of Houston, Texas, and which is more particularly defined in the Agreement as the “Property,” all upon the terms and subject to the conditions contained in the Agreement.

B. Seller and Assignor have agreed to further amend the Agreement to reflect the scheduled closing dates, as set forth herein.

AGREEMENT

1.                  Definitions. All initially-capitalized terms used in this Second Amendment without definition shall have the meanings given such terms in the Agreement.

2.                  Closing Dates. Section 5(d) of the Agreement is hereby amended to delete the final sentence of that Section (as Amended in the First Amendment) and replace that sentence with the following:

Buyer may, in its discretion, close on the properties identified on Exhibit A-2 by delivering to Escrow the sum of the values of the properties set forth on Exhibit A-2 (less the value of any Excluded Properties) on or before February 28, 2014, and the consideration required to close with respect to those Properties will be the amount so delivered to Escrow.

A copy of ExhibitA-2 is attached to this Second Amendment for reference purposes, but remains unchanged from Exhibit A-2 attached to the First Amendment.

3.                  Representations and Warranties. Section 6(a) of the Agreement is hereby amended to add the following paragraph 13:

(13) Options to Purchase. To Seller’s Knowledge, no tenant that is a party to a Lease has any right or option to purchase the Property that has not been expressly disclosed to Buyer.

4.                  Post-Closing Inspections. The first sentence of Section 7(d) of the Agreement is hereby amended to change the time period during which Buyer may inspect the Properties after the Closing from 90 days to 150 days after the Closing.

5.                  Property Exchange. Buyer and Seller agree that Seller will convey to Buyer the property located at 304 Highland Drive, in Hitchcock, Texas, and in exchange Buyer will convey to Seller the property that Buyer acquired from Seller located at 3217 Washington, in Pasadena, Texas (collectively, such conveyances are defined as the “Exchange”). The Exchange must be completed on or before December 31, 2013. No consideration will be paid in connection with the Exchange, but Seller will pay all title policy and escrow fees associated with the Exchange, and one-half of all other costs or expenses incurred by Buyer, including the costs to file any disclosure documents necessitated by the Exchange. The Exchange will not affect the terms of the Agreement with respect to the acquisition of the remaining properties identified on Exhibit A-2.

6.                  Full Force and Effect. Except as modified herein, Buyer, Seller, and Assignor hereby agree and affirm that the Agreement remains in full force and effect.

IN WITNESS WHEREOF, Buyer, and Seller have caused this Second Amendment to be duly executed as of the day and year stated above.

BUYER:	REVEN HOUSING TEXAS, LLC, a Delaware limited liability company By: /s/ Chad Carpenter Name: Chad Carpenter Its: Chief Executive Officer

SELLER:	RED DOOR HOUSING, LLC, a Texas limited liability company By: /s/ Rickey Williams Name: Rickey Williams Its: President

SELLER:	WFI FUNDING, INC., a Texas corporation By: /s/ Rickey Williams Name: Rickey Williams Its: President

EXHIBIT A-2

DESCRIPTION OF DEFERRED PROPERTies

	Address	Zip	Bed	Bath	Sq. Ft	RVEN Price
1	27th 4801	77539	2	2	1162	$63,211.45
2	34th St 4903	77539	3	2	1386	$71,963.80
3	Belarbor 6315	77087	3	1	975	$60,780.24
4	Camden 1307	77502	3	2	1141	$79,743.67
5	Charney 8714	77088	3	1	1140	$69,046.35
6	Crooked Creek 5458	77017	4	1.5	1509	$72,936.28
7	Denoron 4907	77048	3	1	1397	$67,587.62
8	Foxside 7011	77338	3	2	2097	$92,385.96
9	Maplemont 16339	77095	4	2	1545	$92,385.96
10	Paddington 6214	77085	4	2	1566	$82,661.12
11	Pinetex 7326	77396	4	2	1659	$87,523.54
12	Red Leaf 711	77090	4	2	2556	$116,698.05
13	Wavecrest 1607	77062	3	2	1836	$116,698.05
14	Whispering Willow 23311	77373	3	2	1209	$82,661.12
15	Whitchurch Way 13203	77015	3	2	1520	$95,303.41
16	White Gate Ln 11326	77069	5	2	2464	$97,248.38
17	Whitehall 214	77060	3	2	1220	$86,551.06
18	Willow Oak 7318	77521	3	2	1448	$102,110.80
19	Winding Trace 6827	77086	3	2	1318	$81,202.40
20	Wingdale Dr 15907	77082	3	2	1524	$89,468.51
					30672	$1,708,167.78